Exhibit 99.1

Press Release December 27, 2005
6714 Pointe Inverness Way, Suite 200
Fort Wayne, IN 46804-7932
260.459.3553 Phone
260.969.3590 Fax
www.steeldynamics.com

Steel Dynamics Sets Fourth Quarter Cash Dividend

FORT WAYNE, INDIANA, December 27, 2005 – Steel Dynamics, Inc. – (NASDAQ: STLD) today announced its Board of Directors approved a fourth quarter cash dividend of $0.10 per common share, payable on January 13, 2006, to shareholders of record at the close of business on December 30, 2005.

Founded in 1993, Steel Dynamics operates three steelmaking mini-mills which produce a wide range of steel products, including flat-rolled products, such as hot-rolled, cold-rolled and coated steels; wide-flange beams and H-piling; rail; and special-bar-quality round bars.  The company also produces joist and decking products for the non-residential construction markets in two fabrication facilities.

Contact:  Fred Warner, Investor Relations Manager, (260) 969-3564 or fax (260) 969-3590

  f.warner@steeldynamics.com